Exhibit 99C
THE VALSPAR PROFIT SHARING
RETIREMENT PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 25, 1996 AND OCTOBER 27, 1995
AND INDEPENDENT AUDITORS' REPORT


THE VALSPAR PROFIT SHARING RETIREMENT PLAN


TABLE OF CONTENTS
----------------------------------------------------------------------------

                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                            1

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Benefits                     2
    Statements of Changes in Net Assets Available for Benefits          3
    Notes to Financial Statements                                       4

SUPPLEMENTAL SCHEDULES:
    Item 27a - Schedule of Assets Held for Investment Purposes         11
    Item 27d - Schedule of Reportable Transactions                     12




--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


The Valspar Profit Sharing Retirement
   Plan Administrative Committee

We have audited the accompanying statements of net assets available for benefits of The Valspar Profit Sharing Retirement Plan (the Plan) as of October 25, 1996 and October 27, 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 25, 1996 and October 27, 1995 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Deloitte & Touche LLP

January 10, 1997


---------------------------------------------------------------------------------------------------
THE VALSPAR PROFIT SHARING RETIREMENT PLAN
---------------------------------------------------------------------------------------------------

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 25, 1996 AND OCTOBER 27, 1995
---------------------------------------------------------------------------------------------------

                                                                      1996              1995

ASSETS:
    Investments (Note 3):
       Interest in Bond Fund Master Trust                       $    11,638,276    $     11,154,321
       Interest in Equity Fund Master Trust                          66,457,157          52,708,380
       Interest in Principal Protection Fund Master Trust            17,851,606          18,608,202
       The Valspar Corporation Common Stock                          24,920,720          18,899,634
       McWhorter Technologies, Incorporated
          Common Stock (Note 6)                                       1,425,674           1,373,130
       Interest in collective funds                                     203,710             493,832
                                                                ---------------    ----------------
              Total investments                                     122,497,143         103,237,499

    Receivables:
       Employer's contributions                                       5,166,579           4,855,440
       Employees' contributions                                         170,494             179,229
                                                                ---------------    ----------------

NET ASSETS AVAILABLE FOR BENEFITS                               $   127,834,216    $    108,272,168
                                                                ===============    ================


See notes to financial statements.





THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 25, 1996 AND OCTOBER 27, 1995
-----------------------------------------------------------------------------------------------------------------------

                                                                                          1996              1995
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Employer contributions                                                          $     5,166,579     $     4,855,440
    Employee contributions                                                                2,493,197           2,518,718
    Net investment gain - Bond Fund Master Trust                                          2,432,216           1,163,123
    Net investment gain - Equity Fund Master Trust                                       10,828,698          12,890,511
    Net investment gain - Principal Protection Fund Master Trust                          1,519,628           1,253,973
    Net investment gain - Collective Trust Funds                                              2,036              19,815
    The Valspar Corporation Common Stock:
       Net investment gain                                                                4,938,614           1,647,742
       Dividends                                                                            320,941             274,964
    McWhorter Technologies, Incorporated Common Stock -
       Net investment gain (loss)                                                           336,250            (379,128)
                                                                                    ---------------     ---------------
                                                                                         28,038,159          24,245,158

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
    Benefit payments                                                                      8,476,111           7,723,414
                                                                                    ---------------     ---------------

NET INCREASE                                                                             19,562,048          16,521,744

NET ASSETS AVAILABLE FOR BENEFITS AT
    BEGINNING OF YEAR                                                                   108,272,168          91,750,424
                                                                                    ---------------     ---------------

NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                                                     $   127,834,216     $   108,272,168
                                                                                    ===============     ===============



See notes to financial statements.



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 25, 1996 AND OCTOBER 27, 1995
--------------------------------------------------------------------------------

1.     SIGNIFICANT ACCOUNTING POLICIES

       The accounting records of the Valspar Profit Sharing Retirement Plan (the
       Plan) are maintained on an accrual basis.

       Investments are stated at current fair value as determined by Norwest Bank Minnesota, N.A. (the Trustee), which holds the various investments. The Trustee values securities that are traded on a national exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the average of the last reported bid and ask prices.

       Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $461,702 and $191,646 at October 25, 1996 and October 27, 1995, respectively.

2.     DESCRIPTION OF THE PLAN

       The Plan is a defined contribution plan which covers substantially all employees of The Valspar Corporation (the Company) who are not participants in a defined benefit retirement plan sponsored by the Company. The Plan provides for retirement and termination benefits. The Company has agreed to contribute voluntarily such amounts as determined in accordance with the provisions of the Plan. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of the termination of the Plan, the assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

       Contributions up to a maximum of 10% of the participants' eligible wages may be made as defined by the Plan. Contributions are comprised of both employee 401(k) contributions and Company contributions. Company contributions to the Plan are based on the Company's return on assets for the fiscal year ending coincident with the plan year. Employee contributions vest immediately, and Company contributions vest after five years of service.

       Forfeitures resulting from the termination of plan participants less than 100% vested reduce the Company's contribution in the year of forfeiture. Total forfeitures were $142,458 and $146,027 in 1996 and 1995, respectively.

3.     INVESTMENTS

       Effective January 1, 1994, participants in the Plan have four investment options: the Principal Protection Fund, Bond Fund, Equity Fund, and Valspar Common Stock Fund. The Collective Trusts and McWhorter Common Stock Fund are not available as current investment options (see Note 6). Also effective January 1, 1994, participants may change their investment elections quarterly and may allocate their account balance among one or more of the options in increments of 5%.

       The change in net assets available for benefits by investment option for the year ended October 25, 1996 is as follows:

                                                                Investment Options
                             ------------------------------------------------------------------------------------------
                                                                      Valspar     McWhorter
                                                       Principal      Common       Common
                               Bond       Equity      Protection       Stock        Stock      Collective
                               Fund        Fund          Fund          Fund         Fund         Trusts         Total
       Additions to net
        assets attributed to:
        Employer con-
         tributions         $  553,999  $ 2,538,385  $   683,914   $ 1,390,281                              $ 5,166,579
        Employee con-
         tributions            280,861    1,139,431      356,576       716,329                                2,493,197
        Net investment
         gain - Bond
         Fund                2,432,216                                                                        2,432,216
        Net investment
         gain - Equity
         Fund                            10,828,698                                                          10,828,698
        Net investment
         gain - Principal
         Protection Fund                               1,519,628                                              1,519,628
        Net investment
         gain - Collective
         Trust Funds                                                                           $    2,036         2,036
        Valspar Corporation
          Common
          Stock:
         Net investment
          gains                                                      4,938,614                                4,938,614
         Dividends                                                     320,941                                  320,941
         McWhorter Tech-
           nologies, Incor-
           porated Com-
           mon Stock -
         Net investment gain                                                      $   336,250                   336,250
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------
                             3,267,076   14,506,514    2,560,118     7,366,165       336,250        2,036    28,038,159

       Deductions from net
         assets attributed
         to -
        Benefit payments     1,975,260    2,657,789    2,412,190     1,149,425        75,335      206,112     8,476,111
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------

       Net increase (decrease)
        prior to interfund
        transfers            1,291,816   11,848,725      147,928     6,216,740       260,915     (204,076)   19,562,048

       Interfund transfers    (882,033)   2,309,792   (1,019,452)     (113,890)     (208,371)     (86,046)
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------

       Net increase         $  409,783 $ 14,158,517  $  (871,524)  $ 6,102,850    $   52,544    $(290,122)  $19,562,048
        (decrease)          ========== ============  ===========   ===========    ==========    =========   ===========



       The change in net assets available for benefits by investment option for the year ended October 27, 1995 is as follows:


                                                                Investment Options
                             ------------------------------------------------------------------------------------------
                                                                      Valspar     McWhorter
                                                       Principal      Common       Common
                               Bond       Equity      Protection       Stock        Stock      Collective
                               Fund        Fund          Fund          Fund         Fund         Trusts         Total
       Additions to net
        assets attributed to:
        Employer con-
         tributions         $  626,481  $ 2,127,223   $  793,743    $1,307,993                              $ 4,855,440
        Employee con-
         tributions            330,451    1,043,218      416,770       728,279                                2,518,718
        Net investment
         gain - Bond
         Fund                1,163,123                                                                        1,163,123
        Net investment
         gain - Equity
         Fund                            12,890,511                                                          12,890,511
        Net investment
         gain - Principal
         Protection Fund                               1,253,973                                              1,253,973
        Net investment
         gain - Collective
         Trust Funds                                                                           $   19,815        19,815
        Valspar Corporation
          Common
          Stock:
         Net investment
          gains                                                      1,647,742                                1,647,742
         Dividends                                                     274,964                                  274,964
         McWhorter Tech-
           nologies, Incor-
           porated Com-
           mon Stock -
         Net investment loss                                                      $ (379,128)                  (379,128)
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------
                             2,120,055   16,060,952    2,464,486     3,958,978      (379,128)      19,815    24,245,158

       Deductions from net
           assets attributed
           to -
         Benefit payments      996,351    2,823,827    3,473,329       324,661        89,346       15,900     7,723,414
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------

       Net increase (decrease)
         prior to interfund
         transfers           1,123,704   13,237,125   (1,008,843)    3,634,317      (468,474)       3,915    16,521,744

       Interfund transfers  (3,769,451)     (20,178)      72,399     3,763,261      (129,256)      83,225
                            ----------  -----------  -----------   -----------    ----------   ----------   -----------

       Net (decrease)      $(2,645,747) $13,216,947   $ (936,444)   $7,397,578    $ (597,730)  $   87,140   $16,521,744
        increase           ===========  ===========   ==========    ==========    ==========   ==========   ===========


       As of October 25, 1996, the assets in the Equity Fund, the Bond Fund, and the Principal Protection Fund are maintained in three master trusts: the Equity Fund Master Trust, the Bond Fund Master Trust, and the Principal Protection Fund Master Trust, respectively. The master trusts hold assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Equity Fund Master Trust, Bond Fund Master Trust, and Principal Protection Fund Master Trust was 86%, 75.1%, and 99.1%, respectively, on October 25, 1996 and 86.1%,
       99.7%, and 99.5%, on October 27, 1995, respectively.

       Investments of the Master Trusts are determined on a unit value basis as determined by Norwest Bank Minnesota, N.A., Trustee.

       The fair values of investments of the Master Trusts in which the Plan invests are as follows:

                                                                                    October 25,          October 27,
                                                                                       1996                 1995
       Bond Fund Master Trust:
          Cash and short-term investment fund                                     $     1,112,852      $        61,285
          United States Government securities                                          10,824,650            6,660,887
          Municipal securities and foreign debt securities                                                   1,965,748
          Corporate bonds and debentures                                                3,305,334            1,225,316
          Mutual bond fund                                                                                     963,823
          Accrued income                                                                  251,698              314,021
                                                                                  ---------------      ---------------
                                                                                  $    15,494,534      $    11,191,080
                                                                                  ===============      ===============

       Equity Fund Master Trust:
          Cash and short-term investment fund                                     $     1,035,264      $     1,985,685
          Common stock                                                                 53,435,803           40,047,826
          Collective equity fund                                                       22,896,653           19,581,513
          Net amount payable for
             settlements pending                                                         (116,051)            (442,981)
          Accrued income                                                                   34,027               26,853
                                                                                  ---------------      ---------------
                                                                                  $    77,285,696      $    61,198,896
                                                                                  ===============      ===============

       Principal Protection Fund Master Trust:
          Collective trust funds                                                  $    17,749,512      $    18,705,323
          Net amount receivable for settlements pending                                   259,674
                                                                                  ---------------      ---------------
                                                                                  $    18,009,186      $    18,705,323
                                                                                  ===============      ===============



       The net investment income of the Master Trusts for the years ended are as follows:

                                                                                       October 25,       October 27,
                                                                                          1996              1995
       Bond Fund Master Trust:
          Interest                                                                   $      800,823     $      660,932
          Net gain on sale of assets                                                        229,135             52,221
          Unrealized asset (depreciation) appreciation                                      (52,187)           497,553
          Investment advisory and management fees                                           (44,559)           (47,532)
                                                                                     --------------     --------------
                                                                                     $      933,212     $    1,163,174
                                                                                     ==============     ==============

       Equity Fund Master Trust:
          Interest                                                                   $      153,760     $      105,631
          Dividends                                                                       2,273,064            345,839
          Net gain on sale of assets                                                      6,927,900         12,675,572
          Unrealized asset appreciation                                                   2,854,755          2,134,941
          Investment advisory and management fees                                          (381,810)          (302,419)
                                                                                     --------------     --------------
                                                                                     $   11,827,669     $   14,959,564
                                                                                     ==============     ==============

       Principal Protection Fund Master Trust:
          Interest                                                                   $        1,500     $      301,726
          Unrealized asset appreciation                                                     941,565            870,297
          Net gain on sale of assets                                                        204,360            164,321
          Investment advisory and management fees                                           (89,855)           (78,735)
                                                                                     --------------     --------------
                                                                                     $    1,057,570     $    1,257,609
                                                                                     ==============     ==============

4.     TRANSACTIONS WITH PARTIES-IN-INTEREST

       Fees paid during the year for trustee, recordkeeping, and other services rendered by parties-in-interest are paid directly by the plan sponsor.

5.     INCOME TAX STATUS

       In the Plan's latest determination letter, obtained on August 30, 1996, the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.     McWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

       On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter Technologies, Inc. common stock for every two shares of Valspar Corporation common stock held.

       The common stock of McWhorter Technologies, Inc. is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter Technologies, Inc. Proceeds from liquidation will be reinvested in the participants' accounts based on their current election options.


SUPPLEMENTAL SCHEDULES



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
OCTOBER 25,1996
-------------------------------------------------------------------------------------------------------------------

                                                   DESCRIPTION OF INVESTMENT
                                                   INCLUDING MATURITY DATE,
      IDENTITY OF ISSUE, BORROWER,                     RATE OF INTEREST,                                   CURRENT
        LESSOR, OR SIMILAR PARTY                    PAR, OR MATURITY VALUE                COST              VALUE
Common stock:
    The Valspar Corporation                               507,292 shares           $     17,133,867    $     24,920,720
    McWhorter Technologies,
       Incorporated                                        74,061 shares                  1,069,741           1,425,674

Interest in Collective Trust Funds:
    Norwest Short-term Investment
       Fund                                                201,632 units                    201,632             201,632
    Accrued income                                                                            2,078               2,078

Interest in Master Trust Funds:
    Equity Fund Master Trust                             4,370,174 units                 45,586,079          66,457,157
    Bond Fund Master Trust                                 972,804 units                 11,177,490          11,638,276
    Principal Protection Fund
       Master Trust                                      1,217,954 units                 13,525,817          17,851,606
                                                                                   ----------------    ----------------
                                                                                   $     88,696,704    $    122,497,143
                                                                                   ================    ================




THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED OCTOBER 25, 1996
-------------------------------------------------------------------------------------------------------------------

                                                                                                         CURRENT VALUE
                                                                                                         OF ASSETS AT
 IDENTITY OF              DESCRIPTION OF                                    PURCHASE/       COST OF       TRANSACTION
PARTY INVOLVED           ASSET/TRANSACTION                                 SALE PRICE        ASSET           DATE

Norwest              Norwest Short-term Investment Fund                  $  6,089,856   $  6,089,856      $  6,089,856
                        Purchased 6,089,856 shares in 118
                        transactions

Norwest              Norwest Short-term Investment Fund                     6,189,860      6,189,860         6,189,860
                        Sold 6,189,860 shares in 116 transactions



Transactions are executed on behalf of the Plan by Norwest Bank. Known to be a party-in-interest.